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                                                                   EXHIBIT 23(A)


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the Lockheed Martin Corporation 1995 Omnibus Performance Award Plan of our report dated January 19, 1998, except for Note 2 and the next to last paragraph of Note 16, as to which the date is March 12, 1998, with respect to the consolidated financial statements of Lockheed Martin Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                            /s/Ernst & Young LLP



Washington, D.C.
December 11, 1998